UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section l2(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NASDAQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-89822; 811-21114

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each separate series (each, a “Fund”) of ProShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 146 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 155 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number

1. ProShares UltraPro Nasdaq Biotechnology	47-3978679

2. ProShares UltraPro Short Nasdaq Biotechnology	47-3990091

Item 2.     Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 22, 2015

PROSHARES TRUST

By:	/s/ Amy R. Doberman
Amy R. Doberman Chief Legal Officer and Secretary